      As filed with the Securities and Exchange Commission on June 2, 2003.
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             06-1397316
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)



      251 BALLARDVALE ST., WILMINGTON, MA                           01887
    (Address of Principal Executive Offices)                      (Zip Code)
                             ----------------------

                               2000 INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                             ----------------------
                              DENNIS R. SHAUGHNESSY
                              Senior Vice President
                               and General Counsel
                 Charles River Laboratories International, Inc.
                               251 Ballardvale St.
                              Wilmington, MA 01887
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (978) 658-6000
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================= =================== ================ ===================== ===================
                                                                 Proposed            Proposed
                Title Of                                          Maximum            Maximum
               Securities                       Amount           Offering           Aggregate            Amount Of
                 To Be                          To Be            Price Per           Offering           Registration
               Registered                   Registered(1)        Share (2)           Price(2)               Fee
----------------------------------------- ------------------- ---------------- --------------------- -------------------
Common Stock, $0.01 par value per share    2,500,000 shares       $29.41           $73,525,000             $5,948
========================================= =================== ================ ===================== ===================

---------------
(1) Represents 2,500,000 shares issuable pursuant to the 2000 Incentive Plan, as amended, plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high ($30.07) and low ($28.75) prices of the Registrant's Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on May 27, 2003.


                                EXPLANATORY NOTE

         On October 11, 2000, we filed a Registration Statement on Form S-8 (File No. 333-47768) (referred to in this document as, the "First Registration Statement") that registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 3,073,384 shares of common stock, par value $0.01 per share (the "Common Stock"), issuable by us under our 2000 Incentive Plan (the "2000 Plan"). On May 21, 2001 we filed a subsequent Registration Statement on Form S-8 (File No. 333-61336) (referred to in this document as, the "Second Registration Statement") that registered an additional 2,600,000 shares of Common Stock issuable by us under the 2000 Plan.

         This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 2,500,000 shares of Common Stock issuable upon the exercise of stock options grants, or to be granted, under the 2000 Plan at any time or from time to time after the date hereof under each plan. Pursuant to General Instruction E to Form S-8, we hereby incorporate herein by reference the contents of the First Registration Statement and the Second Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         We also hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 28, 2002;

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 2002; and

         (c) The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Registration Statement on Form S-1, filed pursuant to Section 12 of the Exchange Act (No. 333-35524), including any amendment or report filed for the purpose of updating such description.

         All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which de-register all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Dennis R. Shaughnessy, who has issued the opinion of the Registrant's law department on the legality of the Common Stock of the Registrant offered hereby, is Senior Vice President, Corporate Development, General Counsel and Secretary of the Registrant. Mr. Shaughnessy owns the Registrant's Common Stock and holds employee stock options to purchase the Registrant's Common Stock.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

EXHIBIT NO.                     DESCRIPTION OF DOCUMENTS

     4.1** Form of certificate representing shares of common stock, $0.01 par value per share.

     4.2** Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.

     4.3** Amended and Restated By-laws of Charles River Laboratories International, Inc.

     5.1*         Opinion of Dennis R. Shaughnessy, Esq.

     23.1*        Consent of Dennis R. Shaughnessy, Esq. (included in Exhibit
                  5.1).

     23.2*        Consent of PricewaterhouseCoopers LLP.

     24.1* Power of Attorney (included on the signature page of this Registration Statement).

     99.1*** Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended.

------------
*    Filed herewith

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000 and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 333-92383) filed May 15, 2001 and incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, as of the 3rd day of June 2003.

                                       CHARLES RIVER LABORATORIES
                                       INTERNATIONAL,  INC.


                                       By: /s/ James C. Foster
                                          ------------------------------------
                                           James C. Foster
                                           Chairman, Chief Executive Officer
                                           and President



                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James
C. Foster, Dennis R. Shaughnessy and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 3rd 2003.


         SIGNATURE                                            TITLE


/s/ James C. Foster                       Chairman, President,
---------------------------               Chief Executive Officer and
James F. Foster                           Director (Principal Executive Officer)

/s/ Thomas A. Ackerman                    Senior Vice President of Finance
---------------------------               and Chief Financial Officer (Principal
Thomas A. Ackerman                        Financial and Accounting Officer)


/s/ Robert Cawthorn                       Director
---------------------------
Robert Cawthorn


/s/ Stephen D. Chubb                      Director
---------------------------
Stephen D. Chubb


/s/ George E. Massaro                     Director
---------------------------
George E. Massaro


/s/ George M. Milne                       Director
---------------------------
George M. Milne


/s/ Douglas E. Rogers                     Director
---------------------------
Douglas E. Rogers


/s/ Samuel O. Thier                       Director
---------------------------
Samuel O. Thier


/s/ William H. Waltrip                    Director
---------------------------
William H. Waltrip

                                  EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION OF DOCUMENTS

     4.1** Form of certificate representing shares of common stock, $0.01 par value per share.

     4.2** Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.

     4.3** Amended and Restated By-laws of Charles River Laboratories International, Inc.

     5.1*         Opinion of Dennis R. Shaughnessy, Esq.

     23.1*        Consent of Dennis R. Shaughnessy, Esq. (included in Exhibit
                  5.1).

     23.2*        Consent of PricewaterhouseCoopers LLP.

     24.1* Power of Attorney (included on the signature page of this Registration Statement).

     99.1*** Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended.

------------
*    Filed herewith

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000 and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 333-92383) filed May 15, 2001 and incorporated by reference herein.



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